                                                                   Exhibit 10.9

                                                      Confidential
                                                      Reg.No. 1400 Copy No.1

                                     LICENSE
                          FOR THE RIGHT OF SUBSOIL USE

series XMH        round seal        number  00753             type of license HE

ISSUED   TO        Open Joint Stock Company
                   _____________________________________________________________
                  "PAITYKH OIL"
________________________________________________________________________________
               (business operating entity -holder of this license)

REPRESENTED BY    Sergeev Alexander Borisovitch, the General Director
                  ______________________________________________________________
        (full name of the person representing business operating entity)

FOR THE PURPOSE OF AND FOR THE FOLLOWING TYPES OF OPERATIONS: production of oil
________________________________________________________________________________
and gas within Paitykhskoye licensed area
________________________________________________________________________________

SUBSOIL PLOT IS LOCATED in Sovetski district of Khanty Mansiysk Autonomous
________________________________________________________________________________
 Okrug, Tuymen Region
________________________________________________________________________________
                   (name of district, region, area, republic)

DESCRIPTION OF THE BOUNDARIES OF THE SUBSOIL PLOT, COORDINATES OF THE ANGLE POINTS, THE COPIES OF THE SURVEY PLANS AND CROSS - SECTIONS, ETC., ARE ATTACHED IN ANNEXES NO. 1,2.
                ___
           (# of Annex)

THE RIGHT FOR USE OF LAND PLOTS RECEIVED FROM
________________________________________________________________________________
      (name of the body, issuing permission, number and date of resolution)

THE COPIES OF THE DOCUMENTS AND THE DESCRIPTION OF A LAND PLOT ARE ATTACHED IN
________________________________________________________________________________
ANNEX
________________________________________________________________________________
                       (number of Annex, number of pages)

SUBSOIL PLOT HAS THE STATUS OF              subsoil allotment
                              __________________________________________________
                                       (geological or subsoil allotment)

THE EXPIRATION DATE OF THIS LICENSE                  07/24/2014

                          Khanty-Mansiysk Autonomous Okug
                          Committee for natural resources
                          Territorial Fund of geological information
                          REGISTERED
                          03/24/1998
                          In the registrar No.KMN 00753-NE

THE FOLLOWING DOCUMENTS ARE THE INTEGRAL PARTS OF THIS LICENSE:

1. License Agreement on production of oil and gas within Paitykhskoye licensed
________________________________________________________________________________
area - 22 pages
________________________________________________________________________________
                          (document, number of pages)

2. Topographic Plan of Sredne-Nazymskoye license area - 1 sheet
________________________________________________________________________________








AUTHORIZED REPRESENTATIVE OF THE MINISTRY OF               AUTHORIZED REPRESENTATIVE OF THE STATE BODY OF
NATURAL RESOURCES                                          THE SUBJECT OF FEDERATION
Chairman of the Committee of Natural Resources             Head of the Administration of Khanty-Mansiysk
_______________________________________________            ____________________________________________________
Khanty-Mansiysk Autonomous Okrug                           Autonomous Okrug
_______________________________________________            ____________________________________________________
Sergeeva Nadezhda Alexandrovna                             Filipenko Alexander Vasilievich
_______________________________________________            ____________________________________________________

Round seal                                                 Round seal
Signature, date 03/20/98                                   Signature, date 03/21/98

              MANAGEMENT OF THE ENTERPRISE HOLDER OF THIS LICENSE:
                Sergeev Andrei Borisovitch, the General Director
              ____________________________________________________
                               CJSC "Paitykh Oil"
              ____________________________________________________

                                   Round seal
                            Signature, date 03/18/98

                                                                   Addendum No.1
                                                           To License XMH No  HE

                                LICENSE AGREEMENT
                            ON OIL AND GAS PRODUCTION
                       IN THE PAITYKHSKOYE LICENSED AREA,
                       WITHIN KHANTY-MANSI AUTONOMOUS AREA

                                    PREAMBLE

         This License Agreement (hereinafter referred to as the "Agreement") was executed in furtherance of the License Agreement of October 30, 1997 (License XMH No 00662 HE) between the Ministry of Natural Resources of the Russian Federation (hereinafter referred to as the Ministry) acting as a federal authority for the management of the state-owned subsurface, the executive authority of the Khanty-Mansi Autonomous Area represented by the Administration of the Khanty-Mansi Autonomous Area (hereinafter referred to as the Administration), collectively constituting a party to the Agreement, and Open Joint Stock Company "Paitykh Oil" (hereinafter referred to as OJSC "PAITYKH OIL") registered pursuant to the decision of Saint-Petersburg Registration Chamber, registration No.82944, dated September 15, 1997 and Certificate of State Registration No. 54254 (adjustments to the Charter documents are registered pursuant to the Registration Chamber decisions No. 94549 dated January 15, 1998 and No. 97156 dated February 11, 1998), being the other party to the Agreement.

         The Agreement shall supersede and terminate original Addendum No.1 "License Agreement..." to License XMH No 00662 HE and be deemed as an integral part of License XMH No 00753 HE issued on March 24, 1998 and re-registered in favor of OJSC "PAITYKH OIL".

         Originally, the right to use subsurface of the PAITYKHSKOYE licensed area was given to State Foreign Trade Self-Financing Company "Kirishineftekhimexport" as a result of the tender of January 15-18 in the town of Khanty-Mansiysk (License XMH 00196 HE). Later the License was re-registered in favor of Open Joint Stock Company "KINEX" (OJSC "KINEX") pursuant to article 17-1 of the Russian Federation Law "On Subsurface" in connection with the change of the organizational and legal form of the license holder.

         License XMH No 00662 HE belonging to OJSC "KINEX" is re-registered in favor of OJSC "PAITYKH OIL" pursuant to article 17-1, paragraph3 of the Russian Federation Law "On Subsurface" in connection with re-organization of OJSC "KINEX" by separating a company (OJSC "PAITYKH OIL") which shall continue the licensed area activities of the ex-holder and shall be successor of the proprietary rights and obligations of OJSC "KINEX".

         The Parties agreed as follows:

                             ARTICLE 1. DEFINITIONS

         1.1. Unless otherwise expressly specified in this Agreement, words used in the singular shall include plural and words used in plural shall include singular.

         1.2. The Parties agreed upon the following meanings of the terms given below:

         BUDGET shall mean a document reflecting itemized income and costs of OJSC "PAITYKH OIL" Oil Operations in a Calendar Year.

         CALENDAR YEAR shall mean a Gregorian year beginning from the date of registration and ending on December 31 of the same year. Subsequent years shall start on January 1 and end on December 31.

         COMMERCIAL DISCOVERY shall mean one or more fields or accumulations within the Licensed area collectively or individually scheduled for commercial operation.

         OIL FIELD shall mean a subsurface accumulation of hydrocarbon deposits in one or several reservoirs or horizons located one under another and deemed a single occurrence for the purposes of efficient develoment.

         POOL shall mean a subsurface accumulation of hydrocarbons occurring in one reservoir.

         OIL OPERATIONS shall mean any operations pertaining to oil field exploration, construction and development, production, transportation, storage and distribution of Hydrocarbons and any other works relating to operations contemplated hereunder.

         AUTHORITIES shall mean the Ministry of the Natural Resources of the Russian Federation or its regional branch and the Administration of the Khanty-Mansi Autonomous Area authorized to regulate the use of subsurface pursuant to the Law of the Russian Federation "On Subsurface".

         PROGRAM shall mean a document describing a detailed scope of works under all types of the Oil Operations to be performed by OJSC "PAITYKH OIL" during a Calendar Year.

         AGREEMENT shall mean this document with all addenda forming its integral part including any amendment, addition, substitution, etc. which may be made subsequently and upon approval of the Parties.

         PRODUCTION AREA shall mean a part of the Licensed Area allocated to OJSC "PAITYKH OIL" to organize production of the oil field which has a commercial definition.

         LICENSED AREA shall mean an area specified in Article 2 of this Agreement located within the boundaries and described in detail in Article 3 where the Authorities shall grant OJSC "PAITYKH OIL" an exclusive right of oil and gas exploration and production.

         HYDROCARBONS (HC) shall mean an aggregate of solid, liquid and/or gaseous hydrocarbons and all other associated and co-produced substances including but not limited to Crude Oil, Natural and Associated Gas, Condensate and their products.

         CONDENSATE shall mean a natural mixture of light hydrocarbon compounds (C5 and higher) separated or extracted in a liquid state from Natural Gas.

         ASSOCIATED GAS shall mean gaseous hydrocarbons produced together with Crude Oil.

         NATURAL GAS shall mean hydrocarbons in gaseous state in the atmospheric environment at normal temperature and pressure, as well as nitrogen, hydrogen sulfide, helium and other gases.

         CRUDE OIL shall mean a mixture of hydrocarbons and any associated substances extracted from wells in a liquid state at atmospheric pressure as well as bitumen, ozocerite and condensate obtained from Natural Gas.

         SUBSOIL ALLOTMENT shall mean a geometrized subsoil block granted to a subsoil user under a license for the development of subsurface.

         GEOLOGICAL ALLOTMENT shall mean a subsurface area granted to a subsoil user under a license for geological study without material infringement of the subsurface integrity.

         LAND ALLOTMENT shall mean a plot of land allotted to a user to carry out operations pertinent to the use of subsurface.

         PLANNED CAPACITY shall mean output by year.

         ATTAING PLANNED CAPACITY shall mean the date of commencement of a field development subject to approved levels of oil and gas production.

         CCD shall mean the Central Commission for the Development of Oil and Gas Fields of the Ministry of Fuel and Energy of the Russian Federation.

         SER shall mean the State Expertise of Reserves of the Russian
Federation.

         RCR shall mean the Regional Reserves Commission.

         RCRD shall mean the Regional Commission for Reserves Development.

         CCR oil shall mean the Central Commission for Russian Ministry of Natural Resources charged with state expertise of oil, natural gas and gas condensate reserves.

                       ARTICLE 2. SUBJECT OF THE AGREEMENT

         2.1. This Agreement shall set forth terms and conditions of oil and gas production (including exploration) within the Licensed Area.

         2.2. The Agreement shall form an integral part of the License for use of subsurface of the PAITYKHSKOYE Licensed Area and specifies the basic terms of subsurface use to produce oil and gas (including exploration thereof) within the territory assigned the status of a subsoil allotment the depth of which is restricted by the top of Paleozoic basement marked with the angular points on the topographic map which coordinates are tabulated below:

--------------- -------------------- ---------------------- -------- -------------------- ---------------------------
     No.         Northern latitude     Eastern longitude      No.     Northern latitude       Eastern longitude
--------------- -------------------- ---------------------- -------- -------------------- ---------------------------
      1             61 08' 00"            65 11' 00"           8         61 15' 00"               65 39' 00"
--------------- -------------------- ---------------------- -------- -------------------- ---------------------------
      2             61 13' 00"            65 11' 00"           9         61 15' 00"               65 33' 00"
--------------- -------------------- ---------------------- -------- -------------------- ---------------------------

      3             61 13' 00"            65 15' 00"          10         61 12' 00"               65 33' 00"
--------------- -------------------- ---------------------- -------- -------------------- ---------------------------
      4             61 15' 00"            65 15' 00"          11         61 12' 00"               65 27' 00"
--------------- -------------------- ---------------------- -------- -------------------- ---------------------------
      5             61 15' 00"            65 18' 00"          12         61 09' 00"               65 27' 00"
--------------- -------------------- ---------------------- -------- -------------------- ---------------------------
      6             61 21' 00"             65 18' 00          13         61 09' 00"               65 18' 00"
--------------- -------------------- ---------------------- -------- -------------------- ---------------------------
      7             61 21' 00"            65 39' 00"          14         61 08' 00"               65 18' 00"
--------------- -------------------- ---------------------- -------- -------------------- ---------------------------


                   ARTICLE 3. DESCRIPTION OF THE LICENSED AREA

         3.1. The size of the Licensed Area shall be 380.0 km(2).

         3.2. The Licensed area shall include the PAITYKHSKOYE oil field located within the district as well as the adjacent territory marked with a borderline as specified in clause 2.2. of the Agreement.

         3.3. As of June 17, 1997, no ancestral lands are registered in the Licensed area and no native families live therein.

                     ARTICLE 4. AUTHORIZATION OF OPERATIONS
                       AND DISPOSAL OF EXTRACTED RESOURCES

         4.1. OJSC "PAITYKH OIL" shall be authorized to perform exploration, prospecting, appraisal, construction, development, production and sales of the production extracted in the Licensed Area and other works required to attain the objectives hereof.

         4.2. Under this Agreement and applicable law of the Russian Federation and regulations of the Khanty-Mansiysk Autonomous Area the License holder (OJSC "PAITYKH OIL") shall be granted title to the volume of produced hydrocarbons as specified in a bilateral acceptance certificate which confirms the metered quantity.

         The output shall be recorded by meters installed at the exit point of production from the Licensed Area (such meters shall comply with requirements for commercial meters).

         4.3. The entire well stock drilled in the PAITYKHSKOYE licensed area shall be delivered to the License Holder (OJSC "PAITYKH OIL") pursuant to the Regulations for the Delivery and Operation of Deep Oil and Gas Wells Drilled at the cost of the Federal Budget and Reflected on Balance Sheets of State-Owned Survey Entities approved by the Committee for Subsurface of the Russian Federation (on March 27, 1995), State Committee for the Management of State Property of the Russian Federation (on August 7, 1995), State Mining Safety Inspection (dated April 1, 1995) and the Ministry of Fuel and Energy of the Russian Federation and registered by the Ministry of Justice of the Russian Federation under No. 953 on September 25, 1995, within the period specified in this Regulation.

         Any wells abandoned or scheduled for abandonment within the Licensed Area funded from the federal budget (including the mineral replacement tax) shall be delivered to OJSC "PAITYKH OIL" (the license holder) to exercise supervision of their condition.

                                ARTICLE 5. TITLES

         5.1. OJSC "PAITYKH OIL" may own, manage and dispose of the assets by OJSC "PAITYKH OIL" from its profits and loans as provided for by applicable civil law. The owner shall be entitled to manage such assets at his discretion provided it complies with applicable laws and regulations and does not infringe on legal interests of third parties.

         5.2. Provisions of Clause 5.1. shall not apply to assets owned by third parties or leased by OJSC "PAITYKH OIL".

                      ARTICLE 6. GEOLOGICAL SUBSURFACE DATA

         Initial data and results of its processing shall include those funded by the government and by OJSC "PAITYKH OIL".

         The title to geological and other subsurface data shall be protected as provided for by the applicable law of the Russian Federation.

         6.1. Under Article 27 of the Law "On Subsurface" any information funded by the government shall be deemed the property of the government. The Authorities shall cause the transfer to OJSC "PAITYKH OIL" of geological data available in regional and district geological and geophysical databases in compliance with the Regulations for Storage, Use and Transfer of Subsurface Data Funded by the Government dated November15, 1994, No. 61/2952, approved by the Committee for Subsurface of the Russian Federation and the Administration of the Khanty-Mansi Autonomous Area.

         6.2. Additional subsurface data on the Licensed Area not included in the mandatory list compiled pursuant to the approved industry instructions and regulations shall be acquired by OJSC "PAITYKH OIL" under direct agreements with data producers in compliance with applicable law.

         Information on executed transactions shall be forwarded within 10 days to the regional division of the Ministry of Natural Resources to be registered and kept confidential.

         6.3. Subsurface data and results of its processing funded by OJSC "PAITYKH OIL" shall be deemed the property of OJSC "PAITYKH OIL".

         OJSC "PAITYKH OIL" shall provide the Authorities with such data free in the format and within time limits established by the Authorities and specify the terms of its use.

         6.4. For the purpose of production or research OJSC "PAITYKH OIL" may use 50% of the core material sawn axially throughout the length. The remaining core shall be deemed national wealth in state ownership and shall be kept by the entity according to applicable standards.

         If the Authorities decide to accumulated core materials OJSC "PAITYKH OIL" shall transfer the core to the Authorities free.

                           ARTICLE 7. VALIDITY PERIOD

         7.1. The Agreement shall come into effect on the date of re-registration of the License.

         7.2. The Agreement shall become effective on the date of re-registration of the License and expire on July 24, 2014 together with expiration of the validity of original issued license XMH No 00196 HE.

         OJSC "PAITYKH OIL" may apply for the extension of the term of the License and the Authorities may grant such extension according to the approved development project provided that OJSC "PAITYKH OIL" fulfils the approved Program of Operations as required by the Russian Federation Law "On Subsurface".

         7.3. OJSC "PAITYKH OIL" may terminate the Agreement at any time sending a written notification to the Authorities ninety (90) days prior to the termination date. Such termination shall not exempt OJSC "PAITYKH OIL" from fulfilling the outstanding obligations under the Agreement. The above obligations shall be met as required by the Agreement before delivering a termination notification.

         7.4.The Authorities may suspend or terminate the Agreement by a written notice to OJSC "PAITYKH OIL", if OJSC "PAITYKH OIL" fails to meet the substantial requirements under Articles 20, 21 and 23 of the Law "On Subsurface", article 15 of the Regulations for Licensing the Use of Subsurface and the Regulations for the Use of Subsurface in the Khanty-Mansi Autonomous Area, namely upon occurrence of any of the following events:

         -        bidding (auction) conditions are not met;

         -        OJSC "PAITYKH OIL" bankruptcy;

         - Failure to comply with the requirements specified in "The Khanty-Mansiysk Autonomous Area Environmental Committee Requirements and Special Conditions for the Development of Oil and Gas Fields and Other Subsurface in the Autonomous Area" fail to be met;

         - the royalty payment terms and conditions stipulated by the tax legislation are violated. Each payment shall be deemed executed on the date of arrival of a payment order;

         - a field is developed with violations of the Project procedures which results in higher losses of minerals than specified in the relevant standards;

         - violation of the information disclosure requirements or repeated violations of the terms and scopes of the information which shall be delivered to the Authorities;

         - socio-economic agreements fail to be concluded with the owners of the ancestral lands located in the licensed area within the time limits specified in the Agreement;

         - well production equipment is absent or out of order, unless in regular maintenance, repair or replacement within the prescribed time, or if there is no control over the field production.

         In the event the Agreement is terminated due to the above, OJSC "PAITYKH OIL" shall be notified at least ninety (90) days prior to the termination date.

         7.5. OJSC "PAITYKH OIL" shall be entitled to relinquish the entire licensed area and terminate the Agreement having notified the Authorities accordingly at lest three months prior to the termination date. In this case, it shall pay all outstanding debts and bring all the wells and other facilities to the technical condition required by the Authorities (conservation, dismantling, etc.). Upon signing a protocol on the secure condition of all facilities, OJSC "PAITYKH OIL" shall be deemed exempt from all payments.

                  ARTICLE 8. OBLIGATIONS OF OJSC "PAITYKH OIL"

         8.1. OJSC "PAITYKH OIL" shall perform all works in compliance with subsurface, environmental and other laws and regulations of the Russian Federation, legal acts and regulations of the Khanty-Mansi Autonomous Area enacted under the Russian law and applicable in the territory of the Khanty-Mansi Autonomous Area.

         8.2. OJSC "PAITYKH OIL" shall develop the licensed area according to the project specifications duly approved by the RCRD (CCD).

         8.3. OJSC "PAITYKH OIL" shall ensure in full the required financing as well as the procurement or leasing of all technical equipment and materials necessary to accomplish the works specified in the Program and Budget for the year.

         8.4. OJSC "PAITYKH OIL" is fully responsible for preparation and effective implementation of the Program and Budget of the year.

         8.5. When selecting contractors and subcontractors to supply the technical aids, equipment and materials with due account of their competitive capacity (the quality, terms and guarantees for timely deliveries, prices, timely fulfillment, etc.), all other conditions being equal, OJSC "PAITYKH OIL" shall give preference to Russian enterprises.

         When selecting contractors and subcontractors to perform operations and render services on the licensed area, OJSC "PAITYKH OIL" shall give preference, all other conditions being equal, to enterprises incorporated and operating in the Khanty-Mansi Autonomous Area.

         8.6. OJSC "PAITYKH OIL" shall perform all operations in a safe and proper way according to the effective rules and requirements, and take every effort to avoid adverse impact on environment including but not limited to air, water, flora and fauna, other natural resources and properties.

         In the event of failures, accidents or other emergencies, OJSC "PAITYKH OIL" shall take all possible steps to cope with an emergency, to protect human lives and the property, to prevent damages to the subsurface, environment and people's health and to indemnify for the damage incurred and its effects.

         8.7. Before October 1, 1998 OJSC "PAITYKH OIL" shall conduct an ecological base line study in the territory of the licensed area and by January 1, 1999 shall submit to Khantymansiyskgeolcom and the Committee for the Environment Protection and Subsurface of the Khanty-Mansi Autonomous Area the approved Program for the maintenance of the Licensed area ecology with yearly adjustments and indication of the specific time (the month and the year) of implementations which is kept in the license file.

         OJSC "PAITYKH OIL" shall perform its operations in compliance with
Article 45 of the Russian Federation Law "On the Protection of the Environment", and observe established discharge and release standards or provisional hazardous discharge and release standards.

         8.8. OJSC "PAITYKH OIL" shall meet the safety requirements specified in the project documentation and approved by the State Mining Safety Inspection.

         8.9. OJSC "PAITYKH OIL" shall perform construction operations for the projects approved by state ecological expertise.

         8.10. Once a decision is made to conserve (abandon) oil production or a part of subsurface or a part of the licensed area, the subsurface user within 3 weeks shall submit the Statement of Works for the project on conservation (abandoning) and reclamation thereof to be approved by the regional branch of the State Mining Safety Inspection, Committee for Land Resources and Land Management and Committee for Environment Protection and Natural Resources.

         The Statement of Works shall be subject to the Authorities' approval.

         Upon approval of the Statement of Works, the subsurface user shall develop the Project of conservation (abandonment) of oil production or a part of the subsurface or a licensed area, and reclamation thereof to be agreed upon by the regional branch of the State Mining Inspection, Committee for Land Resources and Land Management and the Committee for Environment Protection and Natural Resources, as well as the Authorities.

         Such abandonment and conservation operations shall be as specified in the Project and Article 25 of the Russian Federation Law "On Subsurface" and within time limits stipulated therein.

         8.11. OJSC "PAITYKH OIL" shall perform works in conformity with the Russian Federation Law "On Protection and Use of Historical and Cultural Monuments" and include in the Project archeological examination and indemnification for destruction of or damage to historical and cultural monuments.

         8.12. Relations between OJSC "PAITYKH OIL" and the Administration of the Sovetski District shall be governed by socio-economic agreements concluded at the time of the License issue and thereafter by Resolution of the Administration of the Khanty-Mansi Autonomous Area and the Committee of the Russian Federation for Subsurface" No. 284/20 dated August 7, 1996, to be renewed every three years.

         The agreements referred to shall be submitted to Khantymansiyskgeolcom and the Administration of the Autonomous Area to be kept in the license file.

         8.14 When executing the agreements with the Committee for land resources and land management of the Khanty-Mansi Autonomous Area, OJSC "PAITYKH OIL" shall include land monitoring and cadaster provisions. A topographic map of the licensed area agreed on with the land committee shall also be provided. (T/N: Wrong numbering in original Russian text)

         8.15 The Parties have agreed to revise and adjust separate provisions of the Agreement according to the schedule given below:

         - production level provisions - annually upon receipt of the RCRD (CCD);

         - exploration scope provisions - annually upon reviewing prospecting plans;

         - oil recovery factor provisions- upon approval of reserves by the SER and CCR oil.

                     ARTICLE 9. POWERS OF OJSC "PAITYKH OIL"

         9.1. OJSC "PAITYKH OIL" shall be entitled, upon approval by the Authorities, to suspend field development subject to the current industry regulations and standards. The time of development suspension shall be included in the License validity.

         9.2. OJSC "PAITYKH OIL" shall be entitled to freely use any samples
(core), seismic tapes, results of a geophysical research of wells and any other documents drawn in the course of the Agreement operations and to submit such materials for processing, analysis and research to any organizations including foreign ones pursuant to the legislation of the Russian Federation.

         9.3. OJSC "PAITYKH OIL" shall be entitled to acquire a license within the boundaries of the Licensed area for production of widely occurring subsurface including but not limited to clay, sand, limestone, gypsum and other such materials which may be needed to accomplish the Oil Operations, executing in such case all appropriate payments and taxes imposed under applicable law.

         9.4. OJSC "PAITYKH OIL" shall be entitled to drill water wells within the Licensed Area pursuant to a duly issued license for subsurface water production and to use the water of water basins for the purpose of works accomplishment, provided that the water use rules are met and the water use payments are executed as required by the legislation of the Russian Federation.

         9.5. To enable required operations, OJSC "PAITYKH OIL" shall be entitled to use lands and infrastructure facilities (roads, rail ways, communication lines, public health centers, social facilities, etc.) on the usual terms making appropriate payments on the basis of current or special tariffs.

         9.6. The lands required for the works pursuant to License
XMH No _______ HE shall be allotted in compliance with the Land Law and duly approved project documents.

                              ARTICLE 10. REPORTING

         10.1. Upon the request of the Authorities OJSC "PAITYKH OIL" shall provide them with an access to all originals of the documents pertaining to the works performed by OJSC "PAITYKH OIL" in the Licensed area including but not restricting to geological, geophysical and geological engineering reports, well construction reports, field development reports, financial and accounting documents and other documentation as required by the relevant Federal Laws, the Laws and Regulations of the Khanty-Mansi Autonomous Area and the Agreement.

         10.2. Not later than March 1 of each year, OJSC "PAITYKH OIL" shall provide the Authorities with an annual license agreement progress report in the appropriate format and in compliance with the Resolution on Reporting on the Subsurface Use Regulations dated July 15-20, 1994 No. 142-171 issued jointly by the Committee for Geology and the Use of Subsurface and the Administration of the Khanty-Mansi Autonomous Area.

         In accordance with the mutual agreement with OJSC "PAITYKH OIL", the Authorities shall determine the formats, contents and periodicity of additional reports to be submitted by OJSC "PAITYKH OIL".

         The Authorities shall secure the confidentiality of the received information.

         10.3. Within a month, OJSC "PAITYKH OIL" shall inform the Authorities about a discovery of oil and gas in the Licensed area and provide all information pertaining to such discovery.

         10.4. The Authorities shall be entitled to inspect all Oil Operations, to accordingly carry out supervision of all operation stages and to attend, through their representatives, the well testing and other kinds of operations.

           ARTICLE 11. SUBJECTS OF LICENSING AND HYDROCARBON RESERVES

         11.1. The License shall cover the following formations:

-------------------------------------------------------------- ------------------------------------------
                  Deposit stratigraphic ID                              Deposit cadaster number
------------------------------------ ------------------------- ------------------------------------------
In the State Balance of                   In cadaster
Mineral Reserves
------------------------------------ ------------------------- ------------------------------------------


------------------------------------ ------------------------- ------------------------------------------
               U2-3                     U2-3 PAITYKHSKAYA                        6311
------------------------------------ ------------------------- ------------------------------------------
                U4                              U4                               6450
------------------------------------ ------------------------- ------------------------------------------
                U6                              U6                               6451
------------------------------------ ------------------------- ------------------------------------------

         11.2. The field hydrocarbon reserves in the PAITYKHSKOYE Licensed area as stated by the State Balance of Mineral Reserves (Issue VI, OIL, volume 6, the West Siberian Region, the Khanty-Mansi Autonomous Area, Moscow, 1996) as of January 1, 1997 are given in the table below:

------------------------------------------ ------------------- ------------------------------------------
               DESCRIPTION                    CATEGORY                         TOTAL
                                                 OF            ------------------- -------------------- -
                                               RESERVES              OIL                  GAS
------------------------------------------ ------------------- ------------------- -------------------- -
Geological reserves:                               C1                26806                 681
 oil, thousand tons                                C2                58514                1172
 gas, million m(3)                              C1 + C2              85320                1853
 condensate, thousand tons
------------------------------------------ ------------------- ------------------- -------------------- -
Recoverable reserves:                              C1                 6509                 681
 oil, thousand tons                                C2                11569                1172
 gas, million m(3)                              C1 + C2              18078                1853
 condensate, thousand tons
------------------------------------------ ------------------- ------------------- -------------------- -
Oil recovery factor                                C1                0.243
------------------------------------------ ------------------- ------------------- -------------------- -

         11.3. Not later than September 1, 1999, OJSC "PAITYKH OIL" shall submit an Licensed area Reserves Estimation Report and ORF feasibility study first to the RCR and thereafter, to the State Expertise of Reserves of the Russian Federation.

                       ARTICLE 12. GEOLOGICAL EXPLORATION

         12.1. As of January 1, 1997 the licensed area accommodated 19 prospecting boreholes.

         12.2. During implementation of the Pilot Operation Program, OJSC "PAITYKH OIL" shall perform a re-processing of the field-related seismic data. Additional surveys in the licensed area shall not be excluded.

         12.3. In the process of drilling operations of the Pilot Operations 4 wells are planned to be drilled in 1998-1999 with the purpose of additional exploration of the reservoirs.

         12.4. Before January 1, 2000 OJSC "PAITYKH OIL" having executed an analysis of the field exploration and results of Pilot operations shall submit the PAITYKHSKOYE Oil Field Development Project for approval of the Authorities.

         12.5. OJSC "PAITYKH OIL" shall have a priority right in development of new pools discovered by OJSC "PAITYKH OIL" within the boundaries of the Licensed area adhering to the depth restrictions. The relevant articles of the Agreement shall be adjusted within a year after the discovery of a new pool.

         12.6. Should OJSC "PAITYKH OIL" prove, in the course of works in the Licensed area, that a pool under development or exploration spreads into adjacent areas unlicensed by other companies, the Authorities shall either extend the boundaries of the licensed area on request of the subsurface user or enter into another license agreement on the adjacent area with OJSC "PAITYKH OIL" pursuant to the current legislation of the Russian Federation or take a decision to invite bidders for the adjacent area.

                         ARTICLE 13. TAXES AND PAYMENTS

         13.1. OJSC "PAITYKH OIL" shall execute all kinds of payments pursuant to the legislation of the Russian Federation and regulations of the Khanty-Mansi Autonomous Area based on the Russian Federation laws.

         13.2. The license holder shall timely make regular payments pursuant to the current tax legislation of the Russian Federation:

         - royalty - 6 (six) per cent of production value and production losses in excess of the standard losses specified in the annual mining plans approved by the authorities of the State Mining Inspectorate.

         - minerals replacement tax and excise shall be determined on the basis of the current legislation of the Russian Federation.

         - land tax shall comply with the Russian Federation Law "On the Land Tax".

         13.3. OJSC "PAITYKH OIL" shall make the payments under clause 13.2 in rubles or in exchange for its produce, depending on a decision of the Administration of the Khanty-Mansi Autonomous Area which shall be taken before November 1 of the year preceding the projected one.

                         ARTICLE 14. OIL AND GAS PRICES

         14.1. In the event the quality of the licensed area products materially varies, the prices shall be set for each product type (oil, gas, etc.) and grade (quality).

                        ARTICLE 15. HYDROCARBONS METERING

         15.1. OJSC "PAITYKH OIL" shall meter the volumes and quantities of the extracted hydrocarbons using the methods and meters required by the current standards.

         15.2. The subsurface extracted from the licensed area shall be metered in full scope by the license holder and reflected in the accounting reports pursuant to the current legislation.

         15.3. The Authorities shall be entitled to check the installed meters as well as the metering methods and results.

         15.4. OJSC "PAITYKH OIL" shall keep production records for each licensed object pursuant to Article 11 unless the licensed objects are developed as one object.

         15.5. OJSC "PAITYKH OIL" shall equip each producing and each injection well with measuring units for daily measurements of the flow rate of the producing wells and the injectability of the injection wells.

         15.6. OJSC "PAITYKH OIL" shall take individual precise measurements of the flow rate of each producing well and the injectability of each injection well at least once a week, with a compulsory registration of the obtained data. The frequency of taking well production may be later adjusted subject to the well productivity.

         15.7. OJSC "PAITYKH OIL" shall take individual precise measurements of the water content of oil fluid of each producing well at least once a week. The frequency of taking such measurements may be adjusted later.

         15.8. The development and control over the development of the Licensed area and licensed deposits shall be carried out in accordance with the Oil and Oil-Gas Field Development Rules, Laws and Regulations of the Russian Federation and the Khanty-Mansi Autonomous Area.

                     ARTICLE 16. NATURAL AND ASSOCIATED GAS

         16.1. In the event of a discovery of Natural Gas reserves, after due research and consultations with the Authorities, the commercial value of such discovery shall be decided on. All provisions of the Agreement shall be applicable to such discovery if it is declared Commercial.

         In this case OJSC "PAITYKH OIL" may be provided with other special benefits following from specific exploitation conditions of the Natural Gas reserves.

         Should it be necessary to determine the Natural Gas quantities for the production sharing and cost recovery purposes, it shall be taken into consideration that 1150 cu m of gas are equivalent to 1 ton of oil.

         This relation may be adjusted after the discovery of Natural Gas reserves, with due account of the quality and composition of the Natural Gas.

         16.2. A part of the produced Associated and Natural Gas not intended for sale and Oil Operations shall be effectively used for enhancing the Crude Oil output by being injected into the reservoir. Any flaring of Associated and Natural Gas shall comply with the valid norms agreed on with the Authorities, State Mining Safety Inspection and the Regional Committee for the Protection of the Environment and Natural Resources.

                       ARTICLE 17. OIL AND GAS PRODUCTION

         17.1. OJSC "PAITYKH OIL" shall ensure the oil and gas production specified in Protocol No. 1748 dated September 7, 1994 of the Central Commission on the Development of Oil and Oil-Gas Fields for the Ministry for Fuel and Energy of the Russian Federation and agreed on with the Oil and Gas Committee of the Administration of the Khanty-Mansi Autonomous Area.

------------- ----------- -------------------------------------------------- -------------- -------------
    YEAR                                     PRODUCTION                      Oil recovery       Gas
                 SITE                                                           factor      utilization
                          --------------- ----------------- ----------------   (current)         %
                               oil,             gas,
                          thousand tons      million m(3)
------------- ----------- --------------- ----------------- ---------------- -------------- -------------
    1998        UK2-3          14.5              -                               0.243           -
------------- ----------- --------------- ----------------- ---------------- -------------- -------------

         17.2. The hydrocarbons extraction during the Pilot operations shall not exceed 5% maximum of the total recoverable reserves (C1 + C2), i.e. maximum
903.9 thousand tons.

         17.3. The oil and gas production levels in 1999 and the years to follow shall be adjusted in additional agreements with the Committee for Oil and Gas of the Administration of the Khanty-Mansi Autonomous Area before November 1 of each year preceding the projected one, on the basis of the CCD protocols.

         The additional agreements on oil and gas production shall be submitted to Khantymansiyskgeolcom to be kept in the license file.

         17.4. Upon receipt of a new Program, the oil production volumes for the entire period of the field development shall be revised.

                        ARTICLE 18. ACCOUNTING AND AUDIT

         18.1. For the purposes of this Agreement, the Russian accounting and auditing standards shall be used.

         18.2. The subsurface extracted from the licensed area shall be fully accounted for by the license holder and in the event of transfer to other organizations, reflected in the sales accounts.

         18.3. The Authorities shall bear their own expenses, costs and risks relating to inspection and audit.

         18.4. OJSC "PAITYKH OIL" shall provide transport facilities at its own expense for inspections in the licensed area.

                           ARTICLE 19. CONFIDENTIALITY

         19.1. All information received or acquired in the course of the operations by any Party shall be deemed confidential. The procedure and terms for the use and protection of such information shall be established by the information owner pursuant to the Russian Federation Law "On Information, Information Technology and Information Protection".

         19.2. All information an undue treatment of which may cause damage to its owner, holder, user or any other person shall be protected pursuant to the prescribed procedure. The information owner shall be entitled to execute control over compliance with the information protection requirements and in the event such requirements fail to be met, to prohibit or suspend the information processing.

         19.3. The confidentiality requirements pursuant to this Article shall keep in force during 5 (five) years upon termination of the Agreement, unless otherwise stipulated by law.

                   ARTILCE 20. RESPONSIBILITIES OF THE PARTIES

         20.1. OJSC "PAITYKH OIL" shall be solely responsible before the Authorities or/and third parties for the consequences of any actions, decisions or omissions of OJSC "PAITYKH OIL" or its employees.

         20.2. OJSC "PAITYKH OIL" shall not be liable for any damage incurred during the Agreement validity by third parties or the Authorities.

         20.3. The Authorities shall be solely responsible for their actions pursuant to the Russian Federation legislation and shall indemnify losses caused by the wrongful actions in compliance with the law.

                               ARTICLE 21. WAIVER

         21.1. Any waiver of undertakings by either Party shall be executed in writing and signed by both Parties.

                               ARTICLE 22. NOTICES

         22.1. Any notices, applications, requests, etc. Required hereunder shall be in the writing and deemed duly executed or made if delivered with a courier, by mail, telegraph, teletype or fax.

         The Parties shall exchange addresses in advance and inform the corresponding party on any change of the said addresses.

         22.2. A notification shall be deemed to be in force when it is received or refused to be received.

                            ARTICLE 23. GOVERNING LAW

         23.1. The Agreement, its provisions and Articles shall be governed, interpreted and construed according to the legislation of the Russian Federation and the Regulations of the Khanty-Mansi Autonomous Area.

                             ARTICLE 24. ARBITRATION

         24.1. All disputes concerning the fulfillment of the Agreement that may arise in the course of implementation thereof or thereafter shall be resolved through negotiations between the Parties.

         24.2. In the event of failure to resolve disputes pursuant to clause
24.1 within ninety (90) days from the date a notification on availability of such disputes is sent to the Counter Party, each Party shall be entitled to inform in the written form the Counter Party within ninety (90) days such notification is delivered about its intention to refer the dispute in question for consideration of the arbitration court pursuant to the legislation of the Russian Federation.

                            ARTCILE 25. MISCELLANEOUS

         25.1. The titles used in the Agreement shall be used exclusively for the purpose of convenience and shall not exercise any effect on the terms and interpretations thereof.

         25.2. Any adjustments, corrections, amendments or cancellations of the Agreement provisions shall be made exclusively through a document in the written form signed by both Parties.

         25.3. The Authorities shall timely provide OJSC "PAITYKH OIL" with all legal documents, technical standards and other official documentation of the Russian Federation and the Khanty-Mansi Autonomous Area or of any other companies and organizations which may influence the effective execution of the Oil Operations.

         25.4. Should any part of the Agreement become void, such provisions shall be deemed withdrawn from the Agreement and the rest part thereof shall retain in full strength and force upon a written consent of the Parties.

                   ARTICLE 26. LEGAL ADDRESSES OF THE PARTIES

         THE MINISTRY FOR NATURAL RESOURCES OF THE RUSSIAN FEDERATION:

         4/6, B. Gruzinskaja str., Moscow, 123812, the Russian Federation

         THE ADMINISTRATION OF THE KHANTY-MANSI AUTONOMOUS AREA:

         5, ul. Mira, the city of Khanty-Mansiysk of the Tyumen Region, the Khanty-Mansi Autonomous Area, , 626200, the Russian Federation

         THE LEGAL ADDRESS OF OJSC "PAITYKH OIL":
27, ul. Sutormina, the City of Khanty-Mansiysk, the Khanty-Mansi Autonomous Area of the Tyumen Region, the Russian Federation

                           ARTICLE 28. EFFECTIVE DATE

This Agreement shall come into effect on the date of the License re-registration.

For the Russian Federation:                   For the Russian Federation member:
AUTHORIZED REPRESENTATIVE OF THE              GOVERNOR OF THE KHANTY-MANSI
MINISTRY FOR NATURAL RESOURCES OF             AUTONOMOUS AREA
THE RUSSIAN FEDERATION, CHAIRPERSON
OF THE COMMITTEE FOR NATURAL
RESOURCES OF THE KHANTY-MANSI
AUTONOMOUS AREA SERGEEVA NADEZHDA
ALEXANDROVNA                                  FILIPENKO ALEXANDR VASILIEVICH


------------------------------------          ----------------------------------
            (signature)                                   (signature)
           March 20, 1998                                March 27, 1998
           --------------                                --------------

Stamp: The Ministry for Natural               Stamp: The Administration of the
Resources of the Russian Federation           Khanty-Mansi Autonomous Area of
The Committee for Natural Resources           the Tyumen Region
of the Khanty-Mansi Autonomous Area


                          FOR OPEN JOINT STOCK COMPANY
                                 "PAITYKH OIL",
                                    LICENSEE:

                                DIRECTOR GENERAL
                           OF OPEN JOINT STOCK COMPANY
                                  "PAITYKH OIL"
                            SERGEEV ANDREI BORISOVICH

                            -------------------------
                                   (signature)
                                 March 18, 1998
                                 --------------

                 Stamp: The Russian Federation, Saint-Petersburg
                               OJSC "PAITYKH OIL"

                                                                   Addendum No.2
                                                      to License XMH No 00753 HE

                                 TOPOGRAPHIC MAP
                        OF THE PAITYKHSKOYE LICENSED AREA
                                SCALE 1 : 200 000

----------------------------------------------------- --------------------------
GENERAL DIRECTOR OF OJSC "PAITYKH OIL"                SERGEEV A. B.
----------------------------------------------------- --------------------------
CHIEF GEOLOGIST OF THE COMMITTEE FOR NATURAL
RESOURCES OF THE KHANTY-MANSI AUTONOMOUS AREA         C. Y. SHUTKO
----------------------------------------------------- --------------------------

----------------------------------------------------- --------------------------
CHAIRMAN OF THE COMMITTEE FOR OIL, GAS AND
SUBSURFACE OF THE ADMINISTRATION OF THE
KHANTY-MANSI AUTONOMOUS AREA                          H. I. ZMANOVSKI
----------------------------------------------------- --------------------------